                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.
333-34628 on Form S-8 of our report dated March 29, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the
Company's change in accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142), relating to the financial statements of OptiCare Health Systems, Inc. appearing in this Annual
Report on Form 10-K of OptiCare Health Systems, Inc. for the year ended December
31, 2004.

DELOITTE & TOUCHE LLP

Stamford, Connecticut
March 29, 2005